Exhibit 10.1

*0339+0000720+040010059506*

PROMISSORY NOTE

Principal $1,242,900.00	Loan Date 04-20-2020	Maturity 04-20-2022	Loan No 040010059506	Call / Coll RC-C 4a / 45	Account 720	Officer JJN	Initials

References in the boxes above are for Lender's use only and do not limit the applicability  of this document to any particular loan or item.

Any item above containing "***" has been omitted due to text length limitations.

Borrower:	Art's-Way Manufacturing Co., Inc. 5556 Highway 9 Armstrong, IA 50514-7566	Lender:	Bank Midwest Armstrong Branch PO Box 136 500 6th Street Armstrong, IA 50514

Principal Amount: $1,242,900.00	Date of Note: April 20, 2020

SBA LOAN NUMBER. 71709370-07.

PROMISE TO PAY. Art's-Way Manufacturing Co., Inc. ("Borrower") promises to pay to Bank Midwest ("Lender"), or order, in lawful money of the United States of America, the principal amount of One Million Two Hundred Forty-two Thousand Nine Hundred & 00/100 Dollars ($1,242,900.00), together with interest on the unpaid principal balance from April 20, 2020, calculated as described in the "INTEREST CALCULATION METHOD" paragraph using an interest rate of 1.000% per annum based on a year of 360 days, until paid in full. The interest rate may change under the terms and conditions of the "INTEREST AFTER DEFAULT" section.

PAYMENT. Borrower will pay this loan in one principal payment of $1,242,900.00 plus interest on April 20, 2022. This payment due on April

20, 2022, will be for all principal and all accrued interest not yet paid. In addition, Borrower will pay regular annual payments of all accrued unpaid interest due as of each payment date, beginning April 20, 2021, with all subsequent interest payments to be due on the same day of each year after that. Unless otherwise agreed or required by applicable law, payments will be applied first to any escrow or reserve account payments as required under any mortgage, deed of trust, or other security instrument or security agreement securing this Note; then to any accrued unpaid interest; and then to principal. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. All payments must be made in U.S. dollars and must be received by Lender consistent with any written payment instructions provided by Lender. If a payment is made consistent with Lender's payment instructions but received after 5:30 PM Central Time, Lender will credit Borrower's payment on the next business day.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

PREPAYMENT PENALTY. Upon prepayment of this Note, Lender is entitled to the following prepayment penalty: Notwithstanding any provision in this Note to the contrary: Borrower may prepay this Note at any time without penalty. Borrower may prepay 20 percent or less of the unpaid principal balance at any time without notice. If Borrower prepays more than 20 percent and the Loan has been sold on the secondary market, Borrower must: a. Give Lender written notice; b. Pay all accrued interest, and c. If the prepayment is received less than 21 days from the date Lender received the notice, pay an amount equal to 21 days interest from the date Lender received the notice, less any interest accrued during the 21 days and paid under b. of this paragraph. If Borrower does not prepay within 30 days from the date Lender received the notice, Borrower must give Lender a new notice. Except for the foregoing, Borrower may pay all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Bank Midwest, Armstrong Branch, PO Box 136, 500 6th Street, Armstrong, IA 50514.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the total sum due under this Note will continue to accrue interest at the interest rate under this Note.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Loan No: 040010059506	PROMISSORY NOTE (Continued)	Page 2

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

SBA DEFAULT PROVISION. Borrower is in default under this Note if Borrower does not make a payment when due under this note, or if Borrower or Operating Company: a) Fails to do anything required by this Note or other Loan Documents; b) Defaults on any other loan with Lender; c) Does not preserve, or account to Lender's satisfaction for, any of the Collateral or its proceeds; d) Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA; e) Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA; f) Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower's ability to pay this Note; g) Fails to pay any taxes when due; h) Becomes the subject of a proceeding under any bankruptcy or insolvency law; i) Has a receiver or liquidator appointed for any part of their business or property; j) Makes an assignment for the benefit of creditors; k) Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower's ability to pay this Note; l) Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender's prior written consent; or m) Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower's ability to pay this Note.

SBA LENDER'S RIGHTS IF THERE IS A DEFAULT. Without notice or demand and without giving up any of its rights, Lender may: a) Require immediate payment of all amounts owing under this Note; b) Collect all amounts owing from any Borrower or Guarantor; c) File suit and obtain judgment; d) Take possession of any Collateral; or e) Sell, lease, or otherwise dispose of, any Collateral at public or private sale, with our without advertisement.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

SBA LENDER'S GENERAL POWERS. Without notice and without Borrower's consent, Lender may: a) Bid on or buy the Collateral at its sale or the sale of another lienholder, at any price it chooses; b) Incur expenses to collect amounts due under this Note, enforce the terms of this Note or any other Loan Document, and preserve or dispose of the Collateral. Among other things, the expenses may include payments for property taxes, prior liens, insurance, appraisals, environmental remediation costs, and reasonable attorney's fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance; c) Release anyone obligated to pay this Note; d) Compromise, release, renew, extend or substitute any of the Collateral; and e) Take any action necessary to protect the Collateral or collect amounts owing on this Note.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including without limitation all attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Iowa without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Iowa.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the debt against any and all such accounts.

COLLATERAL. This loan is unsecured.

PURPOSE OF LOAN. The specific purpose of this loan is: SBA Paycheck Protection Program.

WHEN FEDERAL LAW APPLIES. The Loan secured by this lien was made under a United States Small Business Administration (SBA) nationwide program which uses tax dollars to assist small business owners. If the United States is seeking to enforce this document then under SBA regulations:

When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

Any clause in this document requiring arbitration is not enforceable when SBA is the holder of the Note secured by this instrument.

Loan No: 040010059506	PROMISSORY NOTE (Continued)	Page 3

SBA PAYCHECK PROTECTION PROGRAM. Lender is making this Loan pursuant to the Paycheck Protection Program (the PPP), created by Section 1102 of the Coronavirus Aid, Relief, and Economic Security Act (the CARES Act) and governed by the CARES Act, Section 7(a)(36) of the Small Business Act, any rules or guidance that has been issued by the Small Business Administration (SBA) implementing the PPP, or any other applicable Loan Program Requirements, as defined in 13 CFR 120.10, as amended from time to time (collectively PPP Loan Program Requirements).

Notwithstanding anything to the contrary herein, the Borrower (a) agrees that this Promissory Note shall be interpreted and construed to be consistent with the PPP Loan Program Requirements and (b) authorizes Lender to unilaterally amend any provision of this Promissory Note to the extent required to comply with the PPP Loan Program Requirements.

POTENTIAL LOAN FORGIVENESS. This loan is being made to Borrower pursuant to the Paycheck Protection Program ("Program") administered by the Small Business Administration ("SBA"). Pursuant to the Program, all or a portion of the loan may be forgiven if Borrower uses the proceeds of the loan for its payroll costs and other expenses in accordance with the requirements of the Program. However, if the loan is not fully forgiven, Borrower will remain liable for the full and punctual payment and satisfaction of the remaining outstanding principal balance of the loan plus accrued but unpaid interest.

ADDITIONAL CERTIFICATIONS AND AGREEMENTS. In connection with the application submitted to Bank Midwest ("Lender") for a loan under the Small Business Administration ("SBA") Paycheck Protection Program ("Program") the undersigned ("Borrower") hereby certifies to Lender the following: a) If Borrower received an Economic Injury Disaster Loan (EIDL) during the period from January 31, 2020 through April 3, 2020, Applicant will use the loan under the Program to refinance the EIDL. b) The Average Monthly Payroll that Borrower reported in the Application was calculated in accordance with the instructions for the Paycheck Protection Program Application Form (SBA Form 2483). c) Borrower had and has the requisite corporate power and authority to execute and deliver the Application and any related documents, and to perform Borrower's obligations thereunder. d) No agent or other person acting on behalf of Borrower is entitled to any commission, fee, or other compensation in connection with the Application submitted to Lender by the Borrower under the Program. It is the Borrowers responsibility to notify Lender of any such agent or other person prior to executing this document. e) If the loan is not fully forgiven, Borrower will remain liable for the full and punctual payment and satisfaction of the remaining balance of the loan. If the SBA guaranty on the loan becomes null or void, or for any reason becomes unenforceable by Lender against the SBA, Borrower will remain liable for the full and punctual payment and satisfaction of the loan. f) Borrower understands that this Borrower Certification is being delivered to Lender in addition to the representations, authorizations and certifications Borrower made in the Application. Borrower further understands that Lender will rely on the statements contained in this Borrower Certification and the Application for purposes of making a loan to Borrower under the Program. g) The statements contained in this Borrower Certification and the representations, authorizations and certifications in the Application are true and correct in all respects. h) Borrower will, from time to time as Lender may request, provide to Lender supporting documentation as may be necessary for Lender to confirm that the loan is in compliance with the Program. i) Borrower agrees that Lender may correct clerical errors or execute any documentation reasonably necessary to accurately reflect the true and correct terms of the loan, including, but not limited to, any changes or clarifications made to the Program by the SBA after execution of the Promissory Note. Applicant understands that this may mean correction of the existing Promissory Note or execution of a new Promissory Note or additional loan documents.

Borrower agrees that upon the written request of Lender, Borrower will comply with Lenders request to execute such corrected documents, including, but not limited to, executing a new Promissory Note or additional loan documents if the SBA subsequently releases a form promissory note or other loan documents. j) BORROWER AGREES TO INDEMNIFY AND HOLD HARMLESS LENDER, ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND CONTROLLING PERSONS THEREOF, PAST, PRESENT OR FUTURE, FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, COSTS, DAMAGES AND EXPENSES, INCLUDING COSTS AND REASONABLE ATTORNEYS FEES ARISING OUT OF OR RELATED TO ANY LOAN MADE BY LENDER TO BORROWER UNDER THE PROGRAM, INCLUDING ANY MISREPRESENTATION, OMISSION OR INACCURACY CONTAINED IN THIS BORROWER CERTIFICATION, THE APPLICATION OR ANY SUPPORTING DOCUMENTATION PROVIDED BY THE BORROWER IN CONNECTION TO OBTAINING A LOAN UNDER THE PROGRAM.

The Borrower certifies and acknowledges the following:a) If Borrower defaults on this loan, SBA may be required to pay Lender under the SBA guarantee, and SBA may then seek recovery on the loan (to the extent any balance remains after loan forgiveness). b) Borrower will keep books and records in a manner satisfactory to Lender, furnish financial statements as requested by Lender, and allow Lender and SBA to inspect and audit books, records and papers relating to Borrowers financial or business condition. c) Borrower will not, without Lenders consent, changes its ownership structure, make any distribution of company assets that would adversely affect its financial condition, or transfer (including pledging) or dispose of any assets, except in the ordinary course of business.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

SBA GENERAL PROVISIONS. a) All individuals and entities signing this Note are jointly and severally liable. b) Borrower waives all suretyship defenses; c) Borrower must sign all documents necessary at any time to comply with the Loan Documents and to enable Lender to acquire, perfect, or maintain Lender's liens on Collateral. d) Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them. e) Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note. f) If any part of this Note is unenforceable, all other parts remain in effect. g) To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. Borrower also waives any defenses based upon any claim that Lender did not obtain any guarantee; did not obtain, perfect, or maintain a lien upon Collateral; impaired Collateral; or did not obtain the fair market value of Collateral at a sale.

Loan No: 040010059506	PROMISSORY NOTE (Continued)	Page 4

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE AND ALL OTHER DOCUMENTS RELATING TO THIS DEBT.

BORROWER:

ART'S-WAY MANUFACTURING CO., INC.

By:	/s/ Carrie Gunnerson	By:	/s/ Michael Woods
	Carrie Gunnerson, CEO of Art's-Way Manufacturing Co., Inc.		Michael Woods, CFO of Art's-Way Manufacturing Co., Inc.

LENDER:

BANK MIDWEST

X	/s/ Jeffrey J. Newlin
Jeffrey J Newlin, SVP Market President

LaserPro, Ver. 19.4.0.030  Copr. Finastra USA Corporation 1997,  2020.    All Rights Reserved.    - IA  K:\CFI\LPL\D20.FC   TR-505639   PR-196